Exhibit 99.1

Delek US Holdings Reports First Quarter 2011 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 4, 2011--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in he petroleum refining, marketing and retail industries, today announced financial results for the first quarter 2011.

For the three months ended March 31, 2011, Delek US reported net income from continuing operations of $16.9 million, or $0.31 per diluted share, versus a net loss from continuing operations of $14.1 million, or ($0.26) per basic share, in the first quarter 2010. During the first quarter 2011, the Company incurred approximately $2.3 million of pre-tax transaction expenses related to the acquisition of a majority equity interest in Lion Oil Company (“Lion Oil”), which impacted results by $0.03 per diluted share. Delek US anticipates additional transaction expenses related to the Lion Oil transaction will be incurred during the second quarter 2011.

Uzi Yemin, President and Chief Executive Officer of Delek US, remarked: “Our strong first quarter results were driven by a significant improvement in Gulf Coast refining economics, when compared to the prior-year period. Our refining segment generated more than $54 million in contribution margin during the first quarter 2011, as elevated refined product margins, an ongoing recovery in regional demand and reliable operations at our Tyler refinery contributed to profitability in the period.”

Crude oil differentials widened substantially during the first quarter, as illustrated by a marked disparity between the price of West Texas Intermediate (WTI) and other crude oils. The price of WTI, the Tyler refinery’s primary feedstock, sold at an average discount of more than $11 per barrel when compared to Brent crude during the first quarter 2011, due in part to elevated crude inventory levels in the Mid-Continent region.

Yemin continued: “As a refinery that processes primarily local WTI and other WTI-linked crude oils, Tyler was able to capitalize on the substantial price discount enjoyed by WTI during the first quarter, when compared to other crude oils.”

“The benchmark Gulf Coast 5-3-2 crack spread has exceeded first quarter levels during the early weeks of the second quarter, lending support to an increasingly optimistic outlook as we transition into what has traditionally been a seasonally strong period of the year for us,” continued Yemin.

As of March 31, 2011, Delek US had $110.7 million in cash and $277.7 million in debt, resulting in a net debt position of $167.0 million.

On April 29, 2011, Delek US completed the purchase of a 53.7 percent majority equity interest in Lion Oil previously held by Ergon, Inc. (“Ergon”), bringing Delek US’ total equity ownership in Lion Oil to 88.3 percent. As the new majority shareholder of Lion Oil, Delek US has assumed management and operational control of Lion Oil’s El Dorado, Arkansas refinery and certain related assets. Lion Oil’s financial performance will be included as part of Delek US’ consolidated financial results beginning in the second quarter 2011.

“As we assume management responsibilities for Lion Oil, one of our top priorities will be to increase the supply of cost advantaged, WTI-linked crude oil delivered to the El Dorado refinery. Historically, El Dorado has processed approximately 20 percent local Arkansas crude oil purchased at a significant discount to WTI, while the remainder of the refinery’s crude slate has been comprised of offshore domestic and foreign crudes. We are currently evaluating a number of potential sources that will enable us to increase the quantities of WTI-linked crude oil delivered to El Dorado,” concluded Yemin.

Refining Segment

Refining contribution margin increased to $54.3 million in the first quarter 2011, versus $2.5 million in the first quarter 2010. The year-over-year increase in contribution margin was attributable to improved refined product margins, widening crude differentials, a lingering WTI contango benefit, a lower volumetric loss and strong sales of refined products in the period.

The Gulf Coast 5-3-2 crack spread averaged $17.54 per barrel during the first quarter 2011, versus $6.62 per barrel in the first quarter 2010. The average Gulf Coast 5-3-2 crack spread reported in the first quarter 2011 represented the highest level reached by the benchmark since the second quarter 2007.

Total throughput increased 7.5 percent to 58,461 barrels per day during the first quarter 2011, versus 54,407 barrels per day in the prior year period. Total sales volumes increased to 58,261 barrels per day during the first quarter 2011, an increase of 9 percent when compared to the first quarter 2010.

Direct operating expense per barrel sold increased to $5.59 per barrel in the first quarter 2011, versus $5.14 per barrel sold in the first quarter 2010. The year-over-year increase was partially attributable to an increase in maintenance and contractor expenses.

Tyler’s refining margin, excluding inter-company product marketing fees of $0.49 per barrel, was $16.42 per barrel sold in the first quarter 2011, compared to $6.24 per barrel sold for the same quarter last year. First quarter 2011 refining margin, excluding inter-company product marketing fees, includes a $4.6 million pre-tax loss on derivatives contracts.

Retail Segment

Retail segment contribution margin declined to $6.5 million in the first quarter 2011, compared to $7.4 million in the first quarter 2010. Same-store merchandise sales increased on a year-over-year basis for a seventh consecutive quarter, as food service and private label sales initiatives continued to gain momentum. However, elevated crude oil prices applied downward pressure on retail fuel margins during the first quarter and led to higher retail fuel prices in the period. Higher retail fuel prices contributed to a modest decline in same-store fuel sales (gallons) during the first quarter 2011.

Same-store merchandise sales increased 4.0 percent in the first quarter 2011, compared to a same-store sales increase of 1.2 percent in the first quarter 2010. Same-store food service sales increased 13.7 percent during the first quarter 2011, compared to a same-store increase of 9.2 percent in the prior year period, as fresh and prepared food concepts gained traction throughout the retail network. Merchandise margin was unchanged at 30.8 percent in the first quarter 2011, when compared to the prior-year period.

Same-store sales of fuel (gallons) declined 2.3 percent in the first quarter 2011, versus a decline of 0.3 percent in the first quarter 2010. The Company’s retail fuel margin was 12.5 cents per gallon in the first quarter 2011, compared to 12.9 cents per gallon in the first quarter 2010.

At the conclusion of the first quarter 2011, the retail segment operated 404 locations, versus 434 locations in the prior-year period.

Marketing Segment

Marketing segment contribution margin increased more than 40 percent to $8.3 million in the first quarter 2011, versus $5.8 million in the first quarter 2010.

Total sales volumes in west Texas increased for the fifth consecutive quarter, when compared to prior year periods. Total sales volumes increased to 14,535 barrels per day in the first quarter 2011, versus 14,298 barrels per day in the first quarter 2010, driven by a more than 10 percent increase in sales of distillate/jet fuel products.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company’s operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure.

The following item(s) are excluded in the calculation of adjusted net income from continuing operations for the three months ended March 31, 2011 and for the three months ended March 31, 2010.

	For the Three Months Ended March 31, 2011
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Basic

Unadjusted
Net Income	$28.0	$16.9	$0.31

Adjustments:

Adjusted Net Income	28.0	16.9	0.31

	For the Three Months Ended March 31, 2010
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Loss	Loss	Basic

Unadjusted
Net Loss	$(22.1)	$(14.1)	$(0.26)

Adjustments:
Income:
Property Damage Proceeds (Refining Segment)	0.2	0.1	-

Adjusted Net Loss	(21.9)	(14.0)	(0.26)

First Quarter 2011 Results | Conference Call Information

The Company will hold a conference call to discuss its first quarter 2011 results on May 5, 2011 at 11:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through May 19, 2011 by dialing (800) 642-1687, passcode 58990460. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 400 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: management’s ability to execute its strategy through acquisitions and transactional risks in acquisitions; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$110.7	$49.1
Accounts receivable	155.7	104.7
Inventory	127.9	136.7
Other current assets	14.2	8.9
Total current assets	408.5	299.4

Property, plant and equipment:
Property, plant and equipment	893.3	886.7
Less: accumulated depreciation	(218.6)	(206.6)
Property, plant and equipment, net	674.7	680.1

Goodwill	71.9	71.9
Other intangibles, net	7.5	7.9
Minority investment	71.6	71.6
Other non-current assets	12.4	13.7
Total assets	$1,246.6	$1,144.6

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$296.6	$222.9
Current portion of long-term debt and capital lease obligations	16.1	14.1
Accrued expenses and other current liabilities	76.0	55.5
Total current liabilities	388.7	292.5

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	217.6	237.7
Note payable to related party	44.0	44.0
Environmental liabilities, net of current portion	2.7	2.8
Asset retirement obligations	7.2	7.3
Deferred tax liabilities	116.6	105.9
Other non-current liabilities	10.8	11.1
Total non-current liabilities	398.9	408.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 54,459,013 and 54,403,208 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	0.5	0.5
Additional paid-in capital	288.4	287.5
Retained earnings	170.1	155.3
Total shareholders' equity	459.0	443.3
Total liabilities and shareholders' equity	$1,246.6	$1,144.6

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended March 31,
	2011	2010

Net Sales	$1,143.5	$892.9
Operating costs and expenses:
Cost of goods sold	1,014.2	820.7
Operating expenses	60.2	56.1
Property damage expenses, net	-	0.2
General and administrative expenses	18.3	15.3
Depreciation and amortization	14.9	14.5
Loss (gain) on sale of assets	0.6	(0.5)
Total operating costs and expenses	1,108.2	906.3
Operating income (loss)	35.3	(13.4)
Interest expense	7.3	8.7
Income (loss) from before income taxes	28.0	(22.1)
Income tax expense (benefit)	11.1	(8.0)
Net income (loss)	$16.9	$(14.1)

Basic earnings per share	$0.31	$(0.26)

Diluted earnings per share	$0.31	$(0.26)

Weighted average common shares outstanding:
Basic	54,412,207	53,920,639
Diluted	54,567,765	53,920,639

Dividends declared and paid per common share outstanding	$0.0375	$0.0375

Adjusted earnings per share from continuing operations	$0.31	$(0.26)

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2011	2010
Cash Flow Data
Cash flows provided by (used in) operating activities:	$ 91.2	$ (8.1)
Cash flows used in investing activities:	(9.7)	(5.5)
Cash flows used in financing activities:	(19.9)	(14.5)
Net increase (decrease) in cash and cash equivalents	$ 61.6	$ (28.1)
Delek US Holdings, Inc.
Segment Data
(In millions)

	As of and For the Three Months Ended March 31, 2011
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$575.2	$414.2	$154.1	$-	$1,143.5
Intercompany marketing fees and sales	5.3	-	5.0	(10.3)	-
Operating costs and expenses:
Cost of goods sold	496.9	375.4	149.8	(7.9)	1,014.2
Operating expenses	29.3	32.3	1.0	(2.4)	60.2
Segment contribution margin	$54.3	$6.5	$8.3	$-	69.1
General and administrative expense					18.3
Depreciation and amortization					14.9
Loss on sale of assets					0.6
Operating income					$35.3

Total assets	$641.9	$412.8	$82.9	$109.0	$1,246.6

Capital spending (excluding business combinations)	$3.5	$8.2	$-	$0.3	$12.0

	As of and For the Three Months Ended March 31, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated

Net sales (excluding intercompany marketing fees and sales)	$401.6	$375.5	$115.6	$0.2	$892.9
Intercompany marketing fees and sales	4.3	-	4.9	(9.2)	-
Operating costs and expenses:
Cost of goods sold	378.5	335.2	113.9	(6.9)	820.7
Operating expenses	24.7	32.9	0.8	(2.3)	56.1
Property damage expenses	0.2	-	-	-	0.2
Segment contribution margin	$2.5	$7.4	$5.8	$0.2	15.9
General and administrative expense					15.3
Depreciation and amortization					14.5
Gain on sale of assets					(0.5)
Operating loss					$(13.4)

Total assets	$571.0	$426.2	$74.3	$151.9	$1,223.4

Capital spending (excluding business combinations)	$7.6	$1.9	$-	$0.1	$9.6

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	Three Months Ended March 31,
	2011	2010
Days operated in period	90	90
Total sales volume (average barrels per day) (1)	58,261	53,439
Products manufactured (average barrels per day):
Gasoline	31,702	30,104
Diesel/jet	21,902	20,244
Petrochemicals, LPG, NGLs	1,795	1,447
Other	2,445	1,785
Total production	57,844	53,580
Refinery throughput (average barrels per day):
Crude oil	53,616	49,043
Other feedstocks	4,845	5,364
Total refinery throughput	58,461	54,407
Per barrel of sales:
Refining operating margin	$ 15.93	$ 5.71
Refining operating margin excluding intercompany marketing fees	16.42	6.24
Direct cash operating expenses	5.59	5.14
Pricing statistics (average for the period presented)
WTI — Cushing crude oil (per barrel)	$ 94.26	$ 78.61
U.S. Gulf Coast 5-3-2 crack spread (per barrel)	17.54	6.62
U.S. Gulf Coast unleaded gasoline (per gallon)	2.59	2.04
Ultra low sulfur diesel (per gallon)	2.83	2.05
Natural gas (per MMBTU)	4.19	5.15

Marketing Segment
	Three Months Ended March 31,
	2011	2009
Days operated in period	90	90
Products sold (average barrels per day):
Gasoline	6,066	6,603
Diesel/jet	8,440	7,651
Other	29	44
Total sales	14,535	14,298

Retail Segment	Three Months Ended March 31,
	2011	2010
Number of stores (end of period)	404	434
Average number of stores	409	441
Retail fuel sales (thousands of gallons)	96,403	102,998
Average retail gallons per average number of stores (in thousands)	236	234
Retail fuel margin ($ per gallon)	$ 0.125	$ 0.129
Merchandise sales (in millions)	$ 86.1	$ 86.8
Average merchandise sales per average number of stores (in thousands)	$ 211.0	$ 197.0
Merchandise margin %	30.8%	30.8%
Credit expense (% of gross margin)	12.0%	10.4%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%
Operating expenses/merchandise sales plus total gallons	17.2%	16.7%

(1) Sales volume includes 838 barrels per day sold to the marketing segment during both the three months ended March 31, 2011 and 2010.

CONTACT:
Delek US Holdings, Inc.
U.S. Investor / Media Relations Contact:
Noel Ryan III, 615-435-1356
Director - Head of Investor Relations & Corporate Communications